EXHIBIT 99

                               AGWAY ENERGY GROUP

            (AGWAY ENERGY PRODUCTS, LLC, AGWAY ENERGY SERVICES, INC.

                      AND AGWAY ENERGY SERVICES - PA, INC.)

                 REPORT ON AUDITED COMBINED FINANCIAL STATEMENTS

             FOR THE FISCAL YEARS ENDED JUNE 30, 2003, 2002 AND 2001

PRICEWATERHOUSECOOPERS [Logo]

                                                     PRICEWATERHOUSECOOPERS LLP
                                                     One Lincoln Center
                                                     Syracuse NY 13202
                                                     Telephone 315-474-8541
                                                     Facsimile 315-473-1385


                         REPORT OF INDEPENDENT AUDITORS


To the Shareholder of Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services - PA, Inc. and the Board of Directors of Agway Inc.:

In our opinion, the accompanying combined statements of financial position and the related combined statements of operations, comprehensive income, combined equity and cash flows present fairly, in all material respects, the combined financial position of Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services - PA, Inc., collectively referred to as Agway Energy Group, at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America. These combined financial statements are the responsibility of Agway Energy Group's management; our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared assuming Agway Energy Group will continue as a going concern. As described in Note 3 to the combined financial statements, Agway Energy Group's parent, Agway Inc., and certain of its wholly owned subsidiaries filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 1, 2002. This bankruptcy filing did not include the Agway Energy Group. From time to time the Agway Energy Group requires short-term borrowings to meet seasonal working capital requirements. Such borrowings are provided by Agway Inc.'s accumulated cash balances or through a credit facility provided by lenders to Agway Inc. and certain of its subsidiaries, including the Agway Energy Group. Further, substantially all of Agway Energy Group's assets are pledged as collateral under this facility. These matters raise a substantial doubt about Agway Energy Group's ability to continue as a going concern. Management plans in regard to this uncertainty are described in Notes 1 and 3. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ PricewaterhouseCoopers LLP


November 11, 2003,
except for Note 4,
as to which the date is December 2, 2003

                               AGWAY ENERGY GROUP
                    COMBINED STATEMENTS OF FINANCIAL POSITION
                             JUNE 30, 2003 AND 2002
                             (Thousands of Dollars)
                        -------------------------------

                                     ASSETS

                                                                                        2003              2002
                                                                                    -------------    --------------
Current assets:
     Cash and cash equivalents                                                      $       4,180    $        3,166
     Trade receivables, less allowance for doubtful
         accounts of $2,236 and $1,750, respectively                                       57,579            47,390
     Lease receivables, current                                                               263                 0
     Inventories                                                                           12,150            14,710
     Deferred tax assets                                                                    2,259             1,952
     Prepaid expenses and other current assets                                              8,009             7,143
                                                                                    -------------    --------------
              Total current assets                                                         84,440            74,361

Lease receivables                                                                             676                 0
Receivable from Agway, Inc.                                                                12,723             4,436
Properties and equipment, net                                                              78,567            75,482
Intangible assets, net                                                                        388               471
                                                                                    -------------    --------------
              Total assets                                                          $     176,794    $      154,750
                                                                                    =============    ==============


                         LIABILITIES AND COMBINED EQUITY

Current liabilities:
     Current installment of long-term debt                                          $          25    $           25
     Accounts payable                                                                      13,344            16,848
     Trade receivables with credit balances                                                18,821            26,051
     Other current liabilities                                                             35,523            21,120
                                                                                    -------------    --------------
              Total current liabilities                                                    67,713            64,044

Long-term debt                                                                                 25                50
Deferred tax liabilities                                                                   12,849            13,761
Insured claims deductible reserve                                                          10,361            10,901
Environmental reserve                                                                       4,533             1,765
Other long term liabilities                                                                     0             1,141
                                                                                    -------------    --------------
              Total liabilities                                                            95,481            91,662

Commitments and contingencies

Combined equity:
Common stock (AES), $1 par value; 1,000 shares
Authorized;1,000 issued and outstanding                                                         1                 1
Common stock (AES -PA), $1 par value; 1,000 shares
Authorized; 1,000 issued and outstanding                                                        1                 1
Retained earnings (AES and AES-PA)                                                          2,357               490
Accumulated other comprehensive income                                                        779               922
Member's equity (AEP)                                                                      78,175            61,674
                                                                                    -------------    --------------
         Combined equity                                                                   81,313            63,088
                                                                                    -------------    --------------
              Total liabilities and combined equity                                 $     176,794    $      154,750
                                                                                    =============    ==============


    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                        COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED JUNE 30, 2003, 2002, AND 2001
                             (Thousands of Dollars)
                        -------------------------------

                                                                       2003             2002              2001
                                                                  --------------    -------------    --------------
Product sales                                                     $      615,364    $     471,484    $      664,562
Service and equipment revenue                                             71,261           63,586            59,912
                                                                  --------------    -------------    --------------
        Total sales and revenue                                          686,625          535,070           724,474

Cost of product sold                                                     472,341          352,595           531,672
Operating expenses                                                       163,162          148,844           153,537
Selling, general and administrative expenses                              18,249           16,067            16,006

Interest expense                                                           6,067            6,263             6,792
Interest income                                                           (1,053)            (746)           (1,380)
Other income, net                                                         (1,352)          (1,002)           (4,163)
                                                                  --------------    -------------    --------------
Earnings before income taxes and accounting change                        29,211           13,049            22,010

Income tax expense                                                        10,843            5,567             7,597
                                                                  --------------    -------------    --------------

Earnings before cumulative effect of accounting change                    18,368            7,482            14,413


Cumulative effect of accounting change, net of tax
    benefit of $0, $0 and $723, respectively                                   0                0            (1,057)
                                                                  --------------    -------------    --------------

         NET EARNINGS                                             $       18,368    $       7,482    $       13,356
                                                                  ==============    =============    ==============





























    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                   COMBINED STATEMENTS OF COMPREHENSIVE INCOME
                    YEARS ENDED JUNE 30, 2003, 2002, AND 2001
                             (Thousands of Dollars)
                        -------------------------------

                                                                       2003             2002              2001
                                                                  --------------    -------------    --------------
Net earnings                                                      $       18,368    $       7,482    $       13,356

Other comprehensive income, net of tax:
Deferred gains (losses) on derivatives, net of tax:
     Cumulative effect of accounting change, net of tax
         expense of $0, $0 and $2,041, respectively                            0                0             3,061
     Unrealized holding gains (losses) arising during period,
         net of tax expense (benefit) of $5,515, $(1,300)
         and $1,341, respectively                                          8,272           (1,951)            2,012
     Reclassification adjustment for (gains) losses
         included in net earnings, net of tax expense
         (benefit) of $(5,610), $2,333 and $(3,799),
         respectively                                                     (8,415)           3,499            (5,699)
                                                                  --------------   --------------    --------------

Other comprehensive income (loss)                                           (143)           1,548              (626)
                                                                  --------------    -------------    --------------

Comprehensive income                                              $       18,225    $       9,030    $       12,730
                                                                  ==============    =============    ==============





























    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                COMBINED STATEMENTS OF CHANGES IN COMBINED EQUITY
                FOR THE YEARS ENDED JUNE 30, 2003, 2002 AND 2001
                             (Thousands of Dollars)
                      -----------------------------------


                                Common Stock           Common Stock      Accumulated    AES/
                                   (AES)                  (AES-PA)          Other      AES-PA        AEP       Total
                             -------------------  --------------------
                                (Par Value $1)         (Par Value $1)   Comprehensive Retained     Member's   Combined
                              Shares     Amount     Shares     Amount     Inc (Loss)   Earnings    Equity      Equity
                             --------  ---------  ---------  ---------   -----------  ---------   ---------  ---------

Balance June 30, 2000           1,000  $       1      1,000  $       1   $         0  $    (904)  $  48,230  $  47,328

Net earnings (loss)                                                                      (1,203)     14,559     13,356
Dividends declared                                                                                   (6,000)    (6,000)
Other comprehensive loss                                                        (626)                             (626)
                             --------  ---------  ---------  ---------   -----------  ---------   ---------  ---------

Balance June 30, 2001           1,000          1      1,000          1          (626)    (2,107)     56,789     54,058

Net earnings                                                                              2,597       4,885      7,482
Dividends declared                                                                                        0          0
Other comprehensive income                                                     1,548                             1,548
                             --------  ---------  ---------  ---------   -----------  ---------   ---------  ---------

Balance June 30, 2002           1,000          1      1,000          1           922        490      61,674     63,088

Net earnings                                                                              1,867      16,501     18,368
Dividends declared                                                                                        0          0
Other comprehensive loss                                                        (143)                             (143)
                             --------  ---------  ---------  ---------   -----------  ---------   ---------  ---------

Balance June 30, 2003           1,000  $       1      1,000  $       1   $       779  $   2,357   $  78,175  $  81,313
                             ========  =========  =========  =========   ===========  =========   =========  =========




























    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                        COMBINED STATEMENTS OF CASH FLOW
                    YEARS ENDED JUNE 30, 2003, 2002 AND 2001
                             (Thousands of Dollars)
                       ----------------------------------

                                                                       2003             2002              2001
                                                                  --------------    -------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $       18,368    $       7,482    $       13,356
     Adjustments to reconcile net earnings to net cash
     from operating activities:
         Depreciation and amortization                                     6,865            7,148             7,470
         Deferred income tax expense (benefit)                            (1,123)           1,653               598
         Receivable provision                                              2,530            2,802             2,230
         Gain on disposition of properties and equipment                    (114)            (227)             (982)
     Changes in assets and liabilities:
         Trade and other receivables                                     (13,658)          22,175            (7,017)
         Inventories                                                       2,560            8,343             9,762
         Accounts payable                                                 (3,504)           1,369            (1,799)
         Other assets                                                       (866)          (1,611)            4,784

         Other                                                             8,021            7,879            (6,455)
                                                                  --------------    -------------    --------------
              Net cash flows provided by operating activities             19,079           57,013            21,947
                                                                  --------------    -------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition                                                 0                0              (484)
     Purchases of properties and equipment                               (10,151)          (5,886)          (10,536)
     Proceeds from sale of assets                                            398              613             2,751
                                                                  --------------    -------------    --------------        -
               Net cash flows used in investing activities                (9,753)          (5,273)           (8,269)
                                                                  --------------    -------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Payment on long-term debt                                               (25)             (45)                0
     Dividend to parent company                                                0                0            (6,000)
     Net change in receivable from Agway Inc.                             (8,287)         (52,555)           (4,754)
                                                                  --------------    -------------    --------------
     Net cash flows used in financing activities                          (8,312)         (52,600)          (10,754)
                                                                  --------------    -------------    --------------
                  Net increase in cash                                     1,014             (860)            2,924
                  Cash, beginning of year                                  3,166            4,026             1,102
                                                                  --------------    -------------    --------------

              CASH, END OF YEAR                                   $        4,180    $       3,166    $        4,026
                                                                  ==============    =============    ==============
















    The accompanying notes are an integral part of the financial statements.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         -----------------------------


1.        DESCRIPTION OF THE BUSINESS

          ORGANIZATION AND BASIS OF COMBINATION
          Agway Energy  Products,  LLC ("AEP") is a Delaware  limited  liability company. Agway Energy Services, Inc. ("AES") and Agway Energy Services-PA, Inc. ("AES-PA") are incorporated in Delaware. All companies are wholly owned by Agway Inc. ("Agway"), and are collectively referred to as the Agway Energy Group (the "Group"). The Group operations constitute Agway's energy-related businesses and are operated under common management. AEP is a full-service energy solutions provider to residential, farm, and commercial customers principally in New York, Pennsylvania, New Jersey and Vermont. AEP is engaged in the sale and delivery of fuel oil, kerosene, propane, gasoline and diesel fuel and serves the majority of its customer base by providing home comfort, particularly in the area of heating, ventilation, and air conditioning (HVAC) equipment and fuels to power these systems. AEP installs and services all types of whole house warm and cool air systems (furnaces, boilers, air conditioners) air cleaners, humidifiers, de-humidifiers, hearth products, space heaters, room air conditioners and water systems. Services such as duct cleaning, air balancing, and energy audits are also offered. A product emphasis on oil and propane heating fuels creates seasonal increases in sales and working capital requirements in the fall and winter months. All products are purchased from numerous suppliers or through open market purchases. AES and AES-PA market natural gas and electricity to residential and commercial customers in New York and Pennsylvania where deregulation makes that possible. Weather and commodity prices impact the Group's sales, cost of sales and working capital requirements.

          During 2003, the Group owned and operated, within its geographic territory, 138 facilities, including sales, distribution and service stations. The Group believes that these facilities are sufficient to meet the current operating requirements of the business. In June 2000, the Group sold 6 of its 7 terminals to Buckeye Partners, L.P. ("Buckeye"). In May 2001, the Group sold its final terminal to Buckeye and no longer operates terminals. An agreement with Buckeye allows the Group to utilize these terminal facilities for storage as part of its distribution network through 2025. The sale of the terminals has been a part of the Group's strategy to focus on growing its retail energy business.

          The combined financial statements include the accounts of AEP, AES, and AES-PA. No significant intercompany transactions exist between entities. Unless otherwise noted, the amounts included herein refer to the Group.

          SUBSEQUENT EVENT
          As discussed in Note 3, on October 1, 2002, Agway and certain of its subsidiaries (not including the Group) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the
          "Chapter 11 Proceedings"). In connection with the Chapter 11 Proceedings, Agway announced on April 21, 2003 that it would immediately begin exploring the potential sales of each of its remaining businesses while exploring other strategic opportunities that could result in greater value for Agway Inc.'s creditors. On November 10, 2003, the Agway Energy Group entered into a Purchase and Sale Agreement to sell substantially all of the assets and certain liabilities of the Group. The sale is subject to auction and final approval in the U.S. Bankruptcy Court for the Northern District of New York in Utica, New York ("Bankruptcy Court").

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          CUMULATIVE EFFECT OF ACCOUNTING CHANGE
          On July 1, 2000, upon adoption of Statement of Financial Accounting Standards (SFAS) No. 133, the Group recorded a net-of-tax cumulative-effect loss of $1,057 to recognize at fair value the time value component of all option contracts which are excluded from the assessment of hedge effectiveness as allowed by the standard. The Group also recorded a net-of-tax cumulative-effect gain of $3,061 in other comprehensive income to recognize at fair value all derivative instruments that are designated and qualify as cash-flow hedges. See Commodity Instruments section of this Note for further details of the Group's accounting for derivatives and hedging activities.

          CASH AND CASH EQUIVALENTS
          The Group considers all investments with a maturity of three months or less when purchased to be cash equivalents.

          TRADE RECEIVABLES
          The Group uses the allowance method to account for doubtful accounts. Under the allowance method, the Group reduces its receivables to amounts it deems collectible. Trade receivables with credit balances represent customer prepayments. Interest is credited to customers' prepayment balances. The weighted average interest rate used to credit customer prepayment balances approximated 3.25%, 5.0% and 5.0% for the fiscal years ended June 30, 2003, 2002 and 2001, respectively. Certain receivables of AES and AES-PA are pledged as collateral to certain utilities under agreements whereby the utilities billed customers on behalf of the Group. The remainder of the receivables are pledged as collateral under the DIP Facility, as discussed in Note 4.

          LEASE RECEIVABLES
          Subsequent to the sale of substantially all of the assets of Telmark LLC ("Telmark"), a sister company, the Group purchased lease receivables with a net present value of $939 from Telmark on June 30, 2003. These receivables relate to the lease of equipment to various independent companies who deliver fuel for the Group. Interest and finance charge income is recognized as interest income, by using the interest method over the term of the lease.

          INVENTORIES
          Inventories are stated at the lower of cost or market. For those inventories stated at cost, the average unit cost method is used.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          COMMODITY INSTRUMENTS
          SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. For fair-value hedge transactions in which the Group is hedging changes in fair value of an asset, liability, or firm commitment, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash-flow hedge transactions in which the Group is hedging the variability of cash flows related to a variable-priced asset, liability, or a forecasted transaction, changes in the fair value of the derivative instrument will be reported in other comprehensive income. The gains and losses on the derivative instrument that are reported in other comprehensive income will be reclassified as earnings in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of all hedges will be recognized in current-period earnings.

          The Group enters into a combination of exchange-traded futures and options contracts and, in certain circumstances, over-the-counter options (collectively "derivatives") to manage the price risk associated with future purchases of the commodities used in its operations, principally heating oil and propane. The Group has fair value hedges associated with its fixed price sales contracts and cash flow hedges for its variable priced purchase contracts. The derivatives are specifically matched in volume and maturity with the various purchase commitments of the business and generally expire within a year. Under SFAS No. 133, the value of option contracts that the Group enters into has two components of value: time value and intrinsic value. The intrinsic value is the value by which the option is in the money (i.e., the amount by which the value of the commodity exceeds the exercise or "strike" price of the option). The remaining amount of option value is attributable to time value. The Group does not include the time value of option contracts in its assessment of hedge effectiveness and therefore records changes in the time value component of its options currently in earnings. At June 30, 2003, the Group had a derivative asset of $2,400 recorded in prepaid and other current assets. In addition, an after-tax total of $779 of deferred net unrealized gains on derivatives instruments was accumulated in other comprehensive income and is expected to be reclassified into earnings during the next 12 months.

          The pre-tax earnings impact for the time value component of option value not used in assessing hedge effectiveness totaled $1,800 upon the initial adoption of SFAS No. 133 at July 1, 2000, and is included, net of tax, in the cumulative effect of accounting change. For the years ended June 30, 2003, 2002 and 2001, losses of $2,500, $1,800 and
          $3,400, respectively, are included in cost of goods sold for the change in option time value not used in the assessment of hedge effectiveness.

          In conjunction with its hedging programs, the Group has established brokerage accounts with a registered brokerage firm. Under the terms of the brokerage agreement, the broker has the right to make a margin call on the Group to cover any deficit balances. In addition, the broker has a continuing lien on any accounts held with the brokerage firm. At June 30, 2003, the fair value of the positions held in the brokerage accounts covered the Group's margin requirements.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          PROPERTIES AND EQUIPMENT
          Properties and equipment are recorded at cost and are depreciated over the estimated useful lives of the respective assets principally by the straight-line method. Ordinary maintenance and repairs are charged to operations as incurred. All of the Group's property and equipment is pledged as collateral under Agway's Debtor in Possession Credit Facility ("DIP Facility") as described in Note 4. Gains and losses on disposition or retirement of assets are reflected in income as incurred. The useful lives for the respective assets are as follows:

                                                    Number of Years
                                                    ---------------
          Propane loaned equipment                               30
          Buildings                                           13-20
          Machinery and equipment                              2-20
          Automotive equipment                                 6-12
          Leasehold improvements                                  5
          Office equipment                                      3-5

          PREPAIDS AND OTHER CURRENT ASSETS
          Prepaids and other current assets include prepaid product taxes, deposits with suppliers and derivative assets.

          INTANGIBLE ASSETS
          As of June 30, 2003 and 2002, the Group held acquired intangible assets consisting of customer lists and non-competes with a carrying amount of $388 and $471, respectively. Intangible assets like these with finite lives are amortized over their estimated useful lives and had amortization expense during the years ended June 30, 2003, 2002 and 2001 of $83, $83 and $14, respectively.

          RECEIVABLE WITH AGWAY INC.
          The Group utilizes the bank accounts of its parent, Agway. Accordingly, the Group draws checks against Agway's accounts and also makes deposits to these accounts. The Group's net cash activity accumulates in the net intercompany account with Agway. Certain shared expenses incurred by Agway on behalf of the Group are charged to the Group through the net intercompany account for such things as information services, payroll, facilities, risk management and interest. The expenses are allocated to the Group and Agway's other business units based upon each business unit's usage, as determined by relevant metrics, which management believes to be a reasonable basis for such allocations. In addition, as discussed in Note 10, the Group pays Agway through the intercompany account to assume the Group's obligations to pay deductible amounts on insured claims against the Group. These obligations are fully collateralized by letters of credit and surety bonds.

          As discussed in Note 3, on October 1, 2002, Agway and certain subsidiaries (not including the Group) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. As of October 1, 2002, the Group had a pre-petition receivable from Agway of $102, excluding the receivable related to insured claims receivable from Agway. On October 1, 2002, the Bankruptcy Court approved a motion to allow Agway and the Group to continue its centralized cash management practices and to adjust in the ordinary course their intercompany accounts on a daily basis.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          IMPAIRMENT OF LONG-LIVED ASSETS
          SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," while retaining many of the requirements of SFAS No. 121. In accordance with SFAS No. 144, long-lived assets to be held and used by an entity are to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value to fair value. The Group recognized no impact in its financial statements regarding the adoption of this statement.

          ENVIRONMENTAL REMEDIATION COSTS
          The Group accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recognized upon notification of coverage by the other party.

          COMPREHENSIVE INCOME
          Comprehensive income consists of net earnings (loss) and deferred gains and losses on cash flow hedges, net of tax.

          REVENUE RECOGNITION
          Revenues from product sales are recorded when the goods are delivered, title and risk of loss passes to the customer and collection is reasonably assured. Revenues from installation, cleaning and repair services are recognized upon completion of the service performed. Revenues from service contracts are recognized over the life of the contract.

          ADVERTISING COSTS
          The Group expenses advertising costs as they are incurred. Advertising expense for the years ended June 30, 2003, 2002 and 2001, was approximately $6,100, $8,000 and $7,600, respectively.

          INCOME TAXES
          AEP, AES, and AES-PA are included in a consolidated federal tax return filed by Agway. For state income tax filing purposes, through June 30, 2001, AEP is included as a business division of Agway Holdings Inc. Effective July 1, 2001, Agway simplified its corporate structure by merging Agway Financial Corporation (AFC) and Agway Holdings, Inc.
          (AHI) into Agway. Beginning July 1, 2001 AEP is included as a business division of Agway for state income tax filing purposes. AES and AES-PA file separate state income tax returns. Under tax sharing arrangements with Agway, the provision for federal and state income taxes and related credits and carryforwards are calculated on a separate company basis and billed to the applicable entity on a periodic basis.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          INCOME TAXES (CONTINUED)
          The Group provides for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes," on a combined separate company basis. Under the liability method specified by SFAS No. 109, deferred tax assets and liabilities are based on the difference between the financial statement and tax basis of assets and liabilities as measured by the tax rates which are anticipated to be in effect when these differences reverse. The deferred tax provision represents the net change in the assets and liabilities for deferred tax. A valuation allowance is established when it is necessary, on a separate company basis, to reduce deferred taxes to amounts for which realization is reasonably assumed.

          INSURED CLAIMS DEDUCTIBLE RESERVE
          Through its parent company, Agway, the Group participates in large deductible insurance programs for workers' compensation, general and auto liability. The insurance policies are purchased and administered by Agway. The Group's liabilities for these programs are actuarially calculated on a separate company basis based on claims filed and an estimate of claims incurred but not yet reported. Projection of losses concerning these liabilities is subject to a high degree of variability due to factors such as claim settlement patterns, litigation trends and legal interpretations. Insurance expenses included in the statements of operations are recognized at amounts sufficient to accrue the actuarially calculated insurance liabilities after giving consideration to claim payments made. Other costs such as insurance premiums and the costs of Agway's risk management department are allocated to the Group based upon the proportion of the Group's historical claims to the total claims of Agway.

          The Group pays Agway through the intercompany account to assume the Group's obligations to pay deductible amounts on insured claims against the Group. In the event that Agway is unable to satisfy the Group's obligations, such claims could be asserted, directly or indirectly, against the Group. Consequently, the actuarial estimate of the insured claims is shown as a reserve on the Group's balance sheet and Agway's obligation to satisfy those obligations is included as a receivable in the intercompany receivable from Agway.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
          The Financial Accounting Standards Board (FASB) has recently issued the following:

          SFAS No. 146,  "Accounting for Costs  Associated with Exit or Disposal
          ----------------------------------------------------------------------
          Activities,"  was  issued  June  2002  and is  effective  for  exit or
          ----------
          disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force
          (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity Including Certain Costs Incurred in a Restructuring." The Group implemented this statement for all exit or disposal activities initiated after December 31, 2002. The adoption of this standard had no impact on the financial statements of the Group.

          Interpretation   No.  45,   "Guarantor's   Accounting  and  Disclosure
          ----------------------------------------------------------------------
          Requirements  for  Guarantees,   Including   Indirect   Guarantees  of
          ----------------------------------------------------------------------
          Indebtedness  of Others," (FIN 45) was issued in November 2002. FIN 45
          ------------------------
          elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. See Note 10 for discussion of the Group's liability recognition and disclosure relating to guarantees.

          Interpretation No. 46,  "Consolidation of Variable Interest Entities,"
          ---------------------------------------------------------------------
          (FIN 46) was issued in January 2003. The interpretation provides guidance on consolidating variable interest entities. The interpretation requires variable interest entities to be consolidated if the equity investment at risk is not sufficient to permit an entity to finance its activities without support from other parties or the equity investors lack certain specified characteristics. In October 2003, the FASB deferred the effective date of FIN 46 for all variable interest entities existing prior to February 1, 2003 to the first reporting period ending after December 15, 2003. The adoption of this standard had no impact on the financial statements of the Group.

          SFAS No. 149,  "Amendment of Statement  133 on Derivative  Instruments
          ----------------------------------------------------------------------
          and Hedging Activities," was issued in April 2003. SFAS No. 149 amends
          ----------------------
          and clarifies financial accounting and reporting for derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of this standard does not impact the Group's accounting and reporting of derivative instruments and hedging activities.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)
          SFAS  No.  150,"Accounting  for  Certain  Financial  Instruments  with
          ----------------------------------------------------------------------
          Characteristics of Both  Liabilities and Equity,"  was  issued  in May
          -----------------------------------------------
          2003 and is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is generally effective for the Group at the beginning of the first quarter of fiscal 2004, except for certain provisions related to mandatorily redeemable financial instruments for which the standard has been deferred. The adoption of this standard does not have an impact on the financial statements of the Group.

3.        BANKRUPTCY OF PARENT

          The parent company of the Group, Agway, and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 1, 2002. AEP, AES, and AES-PA were NOT included in the Chapter 11 filings.

          The Group requires short-term borrowings to meet seasonal and working capital requirements. Such short-term financing is made available to the Group by the parent company from cash accumulated since October 1, 2002 or from Agway's $65,000 DIP Facility described below. The Group continues to operate as it had prior to Agway's Chapter 11 Proceedings. However, we cannot predict the impact, if any, from the planned sale of the Group or of Agway's Chapter 11 Proceedings on the Group's financial condition and results of operations.

4.        FUNDING FROM THE PARENT COMPANY

          Notes Payable


          Agway and certain subsidiaries, including the Group, are direct obligors to the DIP Facility. At June 30, 2003, Agway and certain subsidiaries had available under its DIP Facility (described below) a $100,000 short-term line of credit, up to $85,000 of which could be used for letters of credit. Due to the sale of certain Agway assets, as defined in the DIP agreement, the upper limit of the line of credit was decreased from $125,000 to $100,000 during the quarter ended March 31, 2003. In October 2003, subsequent to Agway's fiscal year-end, the agreement was further amended (fourth amendment) reducing the commitment to $65,000 as more fully described below. At June 30, 2003, there were no outstanding borrowings on the line of credit. The letters of credit issued at June 30, 2003 totaled approximately $33,700 ($26,900 to support the Agway insurance programs, $4,500 to support business activities of the Group and the remainder supporting activities of other subsidiaries).


                                                 June 30, 2003     June 30, 2002
                                                 -------------     -------------
         Borrowings on line of credit            $           0     $      34,180
                                                 =============     =============
         Weighted average interest rate                                    5.89%
                                                 =============     =============

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


4.        FUNDING FROM THE PARENT COMPANY (CONTINUED)

          Agway Senior Debt


          As more fully described below, as a result of the Agway Chapter 11 Proceedings, the Agway Senior Debt Agreement ("Senior Debt") has been replaced by the DIP Facility. During the first quarter ended September 30, 2002, Agway and certain subsidiaries, including the Group, had available under its Senior Debt an asset-based revolving line of credit for up to $150,000 pursuant to the terms of a credit agreement dated March 28, 2001 between Agway, certain subsidiaries, including the Group, and a syndicated group of lenders (the "Credit Agreement"). During the first quarter ended September 30, 2002, Agway sold certain of its assets for gross proceeds of approximately $42,100, which had the impact of reducing the commitment level from $150,000 to $125,000. A variety of Agway's assets, including substantially all of the assets of the Group, collateralized the Senior Debt and currently collateralize the DIP Facility. Interest rates were determined as either prime rate plus 2.5% or the London Interbank Offered Rate (LIBOR) plus 4%. The Credit Agreement had a number of financial covenants which had restricted capital spending and required Agway to maintain minimum levels of earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the Credit Agreement, and minimum ratios of EBITDA to fixed charges and interest of Senior Debt. Prior to June 30, 2002, this Credit Agreement had been amended three times in response to violations of financial covenants. In connection with those amendments, those violations were waived and certain covenants were modified.


          As of September 30, 2002, Agway was in default under the Credit Agreement, and it was necessary to obtain a waiver regarding those covenant violations. Those covenant violations were permanently waived on November 14, 2002, and as a result, Agway and subsidiaries, including the Group, no longer have any obligations under the Credit Agreement.

          DIP Facility
          On October 22, 2002, the Bankruptcy Court granted Agway and certain subsidiaries, including the Group, final approval to enter into an 18-month term DIP Facility of $125,000 with its existing lenders to fund working capital requirements. As in the former Credit Agreement, interest rates are determined, at the option of Agway, as either prime rate plus 2.5% or the LIBOR plus 4%.

          On December 3, 2002, Agway announced the completion of the sale of certain of its other assets for gross proceeds of approximately $57,000, which reduced to zero the outstanding revolving credit balance with its secured lender and provided $15,000 of cash collateral to support Agway's outstanding letters of credit as required per the terms of the DIP Facility.

          The amount available to Agway and certain of its subsidiaries, including the Group, under this DIP Facility is the lesser of the "collateral borrowing base" or, as of June 30, 2003, the $85,000 upper limit of the line of credit. The collateral borrowing base consists of certain of Agway's eligible (as defined in the DIP Facility) accounts receivable and inventory as well as the pledge of Agway's limited liability membership interest in Telmark, its wholly owned former leasing subsidiary, and cash collateral of $15,000 at June 30, 2003 and of $38,700, or 108% of the maximum amount available to be drawn on outstanding letters of credit, as a result of the fourth amendment of the DIP Facility effective October 16, 2003. As of June 30, 2003, Agway and subsidiaries had $66,300 available under the DIP Facility.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


4.        FUNDING FROM THE PARENT COMPANY (CONTINUED)

          DIP Facility (continued)
          The DIP Facility has a number of financial covenants which restrict Agway's capital spending and require Agway and its business units, including the Group, to maintain minimum levels of earnings before interest, taxes, depreciation, amortization, and restructuring charges (EBITDA), as defined in the agreement, as well as a maximum level of cash restructuring charges for Agway. As of March 31, 2003 and April 30, 2003, Agway was in violation of a financial covenant that requires Agway to meet a minimum level of EBITDA for the rolling 12-month periods ended March 31, 2003 and April 30, 2003. Agway recognized substantial continuing operations losses as a result of the required adoption of a change in accounting for goodwill, the recording of charges for the impairment of long-lived assets and the curtailment of its pension plan in connection with the potential sale of its business units. On May 19, 2003, the senior lenders waived the March 31, 2003 and April 30, 2003 covenant violations and amended the DIP Facility to exclude the above losses from future financial covenant calculations of EBITDA.

          In connection with its April 2003 decision to explore the sale of all its remaining businesses, Agway has recorded additional costs in the fourth quarter ended June 30, 2003, including additional write-offs of long-lived assets, goodwill and other intangible assets, and additional pension plan costs. Due to these additional costs, Agway was again in violation of the financial covenant that requires Agway to meet a minimum level of EBITDA for the rolling 12-month periods ended June 2003 as well as for July, August, and September 2003. In addition, due to complications associated with the potential sale of businesses and the Chapter 11 Proceedings, Agway did not provide the senior lenders with an operating plan for fiscal 2004, which was required under the agreement by July 31, 2003, or with an audited financial statement for fiscal 2003, which was required under the agreement by September 30, 2003. On October 16, 2003, as a result of the fourth amendment to the DIP Facility, the senior lenders waived the covenant violations for the periods ended June, July, August, and September 2003 and amended the DIP Facility to eliminate the EBITDA financial covenant for future periods. The senior lenders also waived and eliminated the requirement for the operating plan and extended the reporting deadline for the audited financial statement to October 30, 2003. In addition to the waivers, the fourth amendment reduced the senior lenders' commitment to $65,000 and raised the cash collateral requirement for letters of credit obligations to 108% of the maximum amount available to be drawn on outstanding letters of credit. As a result of continued complications in completing the audited financial statements for fiscal 2003, Agway received a limited waiver as of October 31, 2003 from the senior lenders further extending this reporting deadline to November 30, 2003. As of December 2, 2003, Agway is currently negotiating with senior lenders to further extend this reporting deadline.

5.        INVENTORIES

          Inventories consist of the following at June 30:

                                                       2003              2002
                                                   -----------       -----------
          Liquid products                          $     7,670       $     9,702
          Equipment, parts and accessories               4,480             5,008
                                                   -----------       -----------
                                                   $    12,150       $    14,710
                                                   ===========       ===========

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


6.        PROPERTIES AND EQUIPMENT

         Properties and equipment, at cost, consist of the following at June 30:

                                                                                         2003              2002
                                                                                     -------------    --------------

          Propane loaned equipment                                                   $      77,296    $       74,533
          Machinery and equipment                                                           41,859            40,160
          Automotive equipment                                                              26,087            22,487
          Buildings and leasehold improvements                                              12,290            12,017
          Office equipment                                                                   9,963             8,771
          Land and land improvements                                                         3,973             4,027
          Projects in progress                                                               1,012             3,010
                                                                                     -------------    --------------
                                                                                           172,480           165,005
          Less: Accumulated depreciation and amortization                                   93,913            89,523
                                                                                     -------------    --------------
          Properties and equipment, net                                              $      78,567    $       75,482
                                                                                     =============    ==============

          Depreciation and amortization expense relating to properties and equipment amounted to $6,782, $7,065 and $7,456 in 2003, 2002 and
          2001, respectively.

7.        OTHER LIABILITIES

          Other current liabilities include the following at June 30:

                                                                                        2003              2002
                                                                                    -------------    --------------
          Accrued income taxes, due Agway                                            $      13,108    $        3,914
          Accrued incentives                                                                 5,586             1,861
          Accrued vacation pay                                                               4,485             4,291
          Deferred service revenue                                                           3,664             3,699
          Insured claims deductible reserve                                                  2,613             1,441
          Accrued environmental costs                                                        2,440               622
          Other liabilities                                                                  1,837             1,680
          Accrued products tax                                                               1,360             2,292
          Margin draw on derivative contracts                                                  430             1,320
                                                                                     -------------    --------------
                                                                                     $      35,523    $       21,120
                                                                                     =============    ==============

8.        LONG-TERM DEBT

          Long-term  debt  at  June  30  consists  of  obligations   related  to
          non-compete agreements as follows:

                                                                                         2003              2002

                                                                                     -------------    --------------
          Long-term debt                                                             $          50    $           75
          Less: current portion                                                                 25                25
                                                                                     -------------    ---------------
               Total long-term debt                                                  $          25    $           50
                                                                                     =============    ===============

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


9.        INCOME TAXES

          The Group provision (benefit) for income taxes consists of the following:

                                                                        2003             2002              2001
                                                                   --------------    -------------    --------------
          Current:
                Federal                                            $        9,253    $       2,779    $        5,831
                State                                                       2,713            1,135             1,168
          Deferred                                                         (1,123)           1,653               598
                                                                   ---------------   --------------   ---------------
                                                                   $       10,843    $       5,567    $        7,597
                                                                   ==============    =============    ==============

          In addition to the provision (benefit) reported above, for the year ended June 30, 2001, the Group recorded a current federal and state income tax benefit of $723 in the cumulative effect of accounting change for the adoption of SFAS No. 133. See Note 2 for further details.

          The components of the deferred tax assets and liabilities as of June 30 were as follows:

          Deferred tax assets:                                                           2003              2002
                                                                                     -------------    --------------
               Insured claims deductible reserve                                     $       5,182    $        4,929
               Environmental costs                                                           2,785               953
               Accrued vacation                                                              1,352             1,275
               Accounts receivable reserve                                                     893               699
               Tax examination adjustments                                                     767               890
               Other reserves                                                                  444               505
               Other items                                                                     163               147
               Net operating loss carryforward                                                   0                52
               Alternative minimum credit                                                        0                10
                                                                                     -------------    --------------
                   Total deferred tax asset                                                 11,586             9,460

          Deferred tax liabilities:
               Excess of tax-over-book depreciation                                         16,475            15,726
               Insured claims recoverable from Agway                                         5,182             4,929
               Derivative contract value                                                       519               614
                                                                                     -------------    --------------
                   Total deferred tax liabilities                                           22,176            21,269
                                                                                     -------------    --------------
          Net deferred tax liability                                                 $      10,590    $       11,809
                                                                                     =============    ==============

          AEP's net deferred tax liability at June 30, 2003 and 2002 of $10,590 and $11,809, respectively, consists of a net current asset of $2,259 and $1,952 and a net long-term liability of $12,849 and $13,761, respectively.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


9.        INCOME TAXES  (CONTINUED)

          The effective income tax rate on earnings from operations before income taxes differs from the federal statutory regular tax rate as follows:

                                                                  June 2003          June 2002           June 2001
                                                               -------------       -------------      --------------
          Statutory federal income tax rate                           34.0%              34.0%               34.0%

          Tax effects of:
          State income taxes, net of federal benefit                   6.7%               7.6%                6.7%
          Adjustment to prior years' tax liabilities (1)              (3.9%)              -                  (7.0%)
          Nondeductible items (2)                                      0.3%               1.0%                0.5%
          Other items                                                  -                  -                   0.3%
                                                               -------------       -------------      ------------
          Effective income tax rate                                   37.1%              42.6%               34.5%
                                                               ============         ===========       ============

          (1) During 2003, certain tax reserves established in previous years were released as tax benefits. As a result of Agway's Chapter 11 Proceedings, these reserves were determined to be no longer required. During 2001, certain open audit years with the IRS were determined not to have significant tax issues, and therefore, tax reserves established in prior years to cover identified exposure were released as tax benefits.

          (2)  Nondeductible   items  are   principally   related  to  meal  and
               entertainment expenses.

10.       COMMITMENTS AND CONTINGENCIES

          ENVIRONMENTAL
          The Group is subject to various laws and governmental regulations concerning environmental matters and expects that it will be required to expend funds to participate in the remediation of certain sites, including sites where it has been designated by the Environmental Protection Agency (EPA) as a potentially responsible party (PRP) under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and at sites with above and underground fuel storage tanks. The Group will incur other expenses associated with environmental compliance.

          The Group continually monitors its operations with respect to potential environmental issues, including changes in legal requirements and remediation technologies. In addition, during the first quarter of fiscal 2004 and in conjunction with the potential sale process, the Group performed an environmental review of all of its properties. The review consisted of performing Phase I Environmental Site Assessments (ESA's), and at certain sites, groundwater and/or soil samples were analyzed for contamination. The Group's recorded liability at June 30, 2003 reflects those specific issues uncovered as a result of this review where remediation activities are likely and where the Group can estimate the cost of remediation. The Group's environmental remediation expense for the years ended June 30, 2003, 2002 and 2001 were $6,447, $832 and $1,187, respectively. The Group expects to expend the accrued remediation costs over the next 5 years.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


10.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

          ENVIRONMENTAL (CONTINUED)
          Estimating the extent of the Group's responsibility of a particular site and the method and ultimate cost of remediation of that site require a number of assumptions. As a result, the ultimate outcome of remediation of that site may differ from current estimates. However, the Group believes that its past experience provides a reasonable basis for estimating its liability. As additional information becomes available, estimates are adjusted as necessary. While the Group does not anticipate that any such adjustment would be material to its financial statements, the result of ongoing and/or future environmental studies or other factors could alter this expectation and require the recording of additional liabilities. The Group currently cannot determine whether it will incur additional liabilities in the future or the extent or amount of such additional liabilities.

          OTHER
          The Group is also subject to various investigations, claims, and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Each of these matters is subject to various uncertainties, and it is possible that some of these matters may be resolved unfavorably to the Group. The Group has established accruals for matters for which payment is probable and amounts reasonably estimable. Management believes any liability that may ultimately result from the resolution of these matters in excess of amounts provided under the above stated policy will not have a material adverse effect on results of operations, financial position or liquidity of the Group.

          AEP, with Agway, has made financial cross-guarantees of a mortgage entered into by another Agway subsidiary, which generally obligates AEP in the event of default by the other subsidiary of Agway. The amount outstanding on the mortgage as of June 30, 2003 was approximately $1,600. As of June 30, 2003, the Agway subsidiary was in violation of the minimum earnings covenant of the mortgage loan agreement. On October 22, 2003, Agway received a waiver of the event of default.

          INDEMNIFICATION
          In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," or FIN 45. FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------

10.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

          INDEMNIFICATION (CONTINUED)
          The following is a summary of our agreements that we have determined are within the scope of FIN 45: When we sell certain assets, we enter into agreements whereby we indemnify the buyers with respect to provisions of the agreement and representations made in the agreement. Depending upon the nature of the provision or the representations made, the term of the indemnification can be for a period of time fixed in the agreement, fixed by relevant statute of law, or may be for an indefinite term. The maximum potential amount of future payments differs by agreement and by provision or representation within the agreement and, in some cases, is not limited. In addition, the Group has residual value guarantees associated with certain of its operating leases, related primarily to transportation equipment, with remaining lease periods scheduled to expire periodically through 2009. Upon completion of the lease period, the Group guarantees that the fair value of the equipment will equal or exceed the guaranteed amount, or the Group will pay the lessor the difference. The maximum potential amount of aggregate future payments the Group could be required to make under these leasing arrangements, assuming the equipment is deemed worthless at the end of the lease term, is approximately $3,600. No new guarantees have been issued since
          December 31, 2002 that would warrant the recording of a liability under FIN 45.

          INSURANCE COVERAGE
          Agway contracts with insurance companies for property and casualty coverage for itself and its divisions and subsidiaries, including the Group. The main casualty programs are workers' compensation, general liability and auto liability and an umbrella excess program that sits above the primary liability policies. As described in Note 2, the primary casualty programs are large deductible policies and losses incurred, within the deductible, are paid by Agway. A contingent liability exists for the Group to the extent that Agway is unable to satisfy the deductible for claims against the Group. As of June 30, 2003, the actuarial estimate of the deductible claim liability for insured claims for Agway and its subsidiaries, including claims of the Group, was $33,800. As of November 11, 2003, payments of these liabilities are currently secured by letters of credit of $25,800, surety bonds of $23,900 and cash deposits of $1,100. Since October 16, 2003 (the effective date of the fourth amendment to the DIP Facility), Agway has had $53,500 in cash legally restricted to collateralize these letters of credit and surety bonds. As a result of this collateralization, management believes it is remote that Agway will not meet its obligation to the Group.

          In addition, in certain circumstances discussed below, the Group may have a contingent liability with respect to deductible claims against Agway and its consolidated subsidiaries. As discussed above, the $33,800 of consolidated claims liabilities are secured by letters of credit from the DIP Facility, of which the Group is a party, as well as by surety bonds and cash. As a direct borrower under the DIP Facility the Group is jointly and severally liable for the reimbursement of drawn letters of credit. Further, in a suit filed January 29, 2003, the surety issuer (the "Surety") alleges that Telmark and the Group are indemnitors of Agway's liability to the Surety for bonds drawn on by third parties and demands $3,176 for such amounts requested for draws as of that time. Agway currently disputes this indemnification claim. It is too early to determine the outcome of this dispute. However, in connection with the finalization of the sale by Agway of substantially all of the assets of Telmark, Telmark has transferred $25,700 to Agway under terms of an account control agreement legally restricting use of those funds pending resolution of

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


10.       COMMITMENTS AND CONTINGENCIES (CONTINUED)

          the Surety claims against Telmark and the Group. Further, on November 4, 2003, the Group entered into an Agreement with Telmark and the Surety whereby the Surety agreed to the assignment by the Group of whatever liabilities the Group may have under this indemnity to Telmark.

          RENTAL AND LEASE OBLIGATIONS
          Total rental expense for the fiscal years ended June 30, 2003, 2002 and 2001 approximated $8,300, $7,600 and $6,800 (see Note 12). Future minimum payments as of June 30, 2003 under noncancelable operating subleases for each of the next five years and in the aggregate are:

                Year Ended                                   Amount
                ----------                               --------------
                    2004                                 $        3,696
                    2005                                          2,483
                    2006                                          2,129
                    2007                                          1,022
                    2008                                            325
                    Thereafter                                       54
                                                         --------------
                                                         $        9,709
                                                         ==============

11.      SUPPLEMENTAL DISCLOSURES ABOUT CASH FLOWS

                                                                       2003             2002              2001
                                                                  --------------    -------------    --------------
         Cash paid to Agway Inc.:
                 Interest                                         $        6,068    $       6,263    $        6,793
                 Taxes                                            $        3,914    $      10,129    $        7,487


12.       RELATED PARTY TRANSACTIONS

          CASH MANAGEMENT
          The Group utilizes the bank accounts of its parent, Agway. Accordingly, the Group draws checks against Agway's accounts and also makes deposits to these accounts. The Group's net cash activity is included in the net intercompany receivable from Agway.

          INTER-COMPANY  TRANSACTIONS
          Selected amounts related to transactions with Agway and subsidiaries are separately disclosed in the financial statements. Certain other transactions for the years ended June 30 with Agway and subsidiaries were:

                                                                       2003             2002              2001
                                                                  --------------    -------------    --------------
         Operating expenses                                       $        6,808    $       5,828     $        6,539
         Administrative and general expenses                      $        1,960    $       2,280     $        1,816
         Interest expense                                         $        5,332    $       5,419     $        6,119


                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


12.       RELATED PARTY TRANSACTIONS (CONTINUED)

          INTER-COMPANY TRANSACTIONS (CONTINUED)
          The interest expense is charged to the Group based on its payable to Agway and equity balance, which is reduced by a portion of asset levels, and is at an internal borrowing rate which is set from time to time by Agway's treasurer and approximates Agway's external cost of borrowing funds. The interest rate charged was 9.0%, 9.0% and 8.2% for the years ended June 30, 2003, 2002 and 2001, respectively. The administrative and general, and operating expenses include certain shared expenses incurred by Agway on behalf of the Group for services such as information services, payroll and facilities and risk management, as discussed in Note 2.

          EMPLOYEE BENEFIT PLANS
          The Group's employees participate in Agway's employee benefit plans, which include a defined benefit retirement plan, a defined contribution 401(k) plan, a medical and dental benefit plan, a post-retirement medical plan, and a life and health insurance plan. Total benefit costs under these plans are allocated by Agway to the Group primarily based on payroll costs. Benefit costs for these plans included in operating expenses and in selling, general and administrative expense were $9,334, $7,673 and $6,658 for the years ended June 30, 2003, 2002 and 2001, respectively. These amounts do not include any pension costs for the defined benefit plan as the pension plan is over funded and did not require contributions during the years ended June 30, 2003, 2002 and 2001.

          LEASES
          The Group leases vehicles and other equipment through a sublease from its parent, Agway, the lessee. Total rental expense incurred under these sublease agreements for the year ended June 30, 2003, 2002 and 2001 amounted to $6,636, $6,200 and $5,600, respectively. The future minimum payments under these leases are included in the amounts reported in Note 10.

13.       FINANCIAL AND COMMODITY INSTRUMENTS

          FAIR VALUE
          Carrying amounts of trade notes and accounts receivable and accounts payable approximate their fair values. The carrying value of the receivable/payable with Agway approximates fair value as the interest rate charged on the balance approximates Agway's external cost of borrowing.

          CREDIT RISK
          The Group extends unsecured credit to petroleum wholesalers, commercial and residential customers. The credit function within the Group manages credit risk associated with these trade receivables by routinely assessing the financial strength of its customers.

                               AGWAY ENERGY GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (Thousands of Dollars)
                         ------------------------------


13.       FINANCIAL AND COMMODITY INSTRUMENTS (CONTINUED)

          COMMODITY  INSTRUMENTS
          The Group determines the commodity contacts' fair value of its exchange-traded contracts based on the settlement prices for open contracts, which are established by the exchange on which the instruments are traded. The fair value of the Group's over-the-counter contracts is determined based on quotes from brokers. As of June 30, 2003 and 2002, the carrying and fair value of the Group's investment in commodity futures and option contracts was $2,400 and $3,600, respectively.

          In the normal course of operations, the Group has exposure to market risk from price fluctuations associated with commodities such as gasoline, distillate and propane. These price fluctuations impact commodity inventories and anticipated transactions in our business. We manage the risk of market price fluctuations of some of these commodities by using commodity derivative instruments. Commodity derivative instruments include exchange-traded futures and option contracts and, in limited circumstances, over-the-counter contracts with third parties. We have policies that specify what we can use commodity derivative instruments for and set limits on the durations of contracts we enter into and the levels of exposure to market price fluctuations that we are trying to protect ourselves against (or hedge). However, because the commodities markets are very volatile, our gains or losses on these contracts might not fully offset the corresponding change in the prices of the underlying commodity, which could lower our earnings.